                                                           Draft of May 12, 1997





                                    5,000,000

                         THE DESSAUER GLOBAL EQUITY FUND

                          SHARES OF BENEFICIAL INTEREST



                             UNDERWRITING AGREEMENT




WHEAT, FIRST SECURITIES, INC.
Riverfront Plaza
901 East Byrd Street
Richmond, Virginia 23219                                       ___________, 1997

Ladies and Gentlemen:

        The Dessauer Global Equity Fund, a Delaware business trust (the "Fund"), proposes, subject to the terms and conditions stated herein, to issue and sell to Wheat, First Securities, Inc. (the "Underwriter") an aggregate of 5,000,000 shares of beneficial interest, par value $0.01, of the Fund (the "Shares"), and at the election of the Underwriter, an aggregate of 750,000 additional Shares. The aggregate of 5,000,000 Shares to be sold by the Fund are herein called the "Firm Securities," and the aggregate of 750,000 additional Shares to be sold by the Fund are herein called the "Optional Securities." The Firm Securities and the Optional Securities that the Underwriter elects to purchase pursuant to
Section 3 hereof are collectively called the "Securities."

1. REPRESENTATIONS AND WARRANTIES RELATING TO THE FUND. Each of the Fund, Dessauer Asset Management, Inc. ("Dessauer") and Guinness Flight Investment Management Limited ("Guinness Flight") (Dessauer and Guinness Flight collectively, the "Investment Advisers") represents and warrants to, and agrees with, the Underwriter that:

                (a) A notification on Form N-8A (the "Notification") of registration of the Fund as an investment company and a registration statement in respect of the Securities on Form N-2 (File No. 333-7543), and a preliminary prospectus as a part thereof, under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "1933 Act"), and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "1940 Act"), in respect of the Securities have been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you; such registration statement, as amended, has been declared

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

        effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424 or Rule 497 under the 1933 Act, being hereinafter called a "Preliminary Prospectus," the various parts of such registration statement, including all exhibits thereto, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) or Rule 497(b) under the 1933 Act in accordance with Section 5(a) of this Agreement and deemed by virtue of Rule 430A under the 1933 Act to be part of the registration statement at the time it was declared effective, together with any related registration statement filed with the Commission for registration of a portion of the Securities, which registration statement became effective pursuant to Rule 462(b) under the 1933 Act, being herein called collectively the "Registration Statement," and the final prospectus, in the form first filed pursuant to Rule 424(b) or Rule 497(b), being hereinafter called the "Prospectus," provided, that if the Fund elects to rely on Rule 434 under the 1933 Act, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriter by the Fund in reliance on Rule 434);

               (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1940 Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Fund by the Underwriter expressly for use therein;

               (c) The Registration Statement and the Notification conform, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the 1933 Act and the 1940 Act, as applicable, and do not and will not as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Fund by the Underwriter expressly for use therein;

               (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or debt of the Fund or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, of

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        the Fund or the Investment Advisers, or in the investment objectives, investment policies, liabilities, business, prospects or operations of the Fund otherwise than as set forth in the Prospectus, and there have been no transactions entered into by the Fund that are material to the Fund other than those in the ordinary course of its business or as described in the Prospectus;

               (e) The Fund has been duly formed and is validly existing as a business trust in good standing under the laws of Delaware with power and authority to own or lease its properties and conduct its business as described in the Prospectus, and has been duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not result in a material adverse effect on the Fund;

               (f) The Fund is duly registered with the Commission as a non-diversified, closed-end management investment company under the 1940 Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission. No person is serving or acting as an officer, director or trustee of, or investment adviser to, the Fund except in accordance with the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the "Advisers Act");

               (g) The Fund has an authorized capitalization as set forth in the Prospectus under the caption "Shares of Beneficial Interest in the Fund" and otherwise; all of the issued shares of beneficial interest of the Fund have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the shares of beneficial interest of the Fund contained in the Prospectus; there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Fund; there are no warrants, options or other rights to purchase any securities of the Fund; neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Fund with respect to such filing, offering or sale, other than rights which have been waived or satisfied;

               (h) The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable, and will conform to the description of the Securities contained in the Prospectus as amended or supplemented;

               (i) The issue and sale of the Securities by the Fund and the performance of this Agreement; the investment advisory agreement between the Fund and Dessauer (the "Dessauer Advisory Agreement"); the investment advisory agreement between the Fund and Guinness Flight (the "Guinness Flight Advisory Agreement") (the Dessauer Advisory Agreement and the Guinness Flight Advisory Agreement collectively, the "Advisory Agreements"); the administration agreement between Investment Company Administration

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        Corporation (the "Administrator") and the Fund (the "Administration
        Agreement"); the custody agreement between Investors Bank and Trust Company (the "Custodian") and the Fund (the "Custody Agreement"); the transfer agency agreement between State Street Bank & Trust Company (the "Transfer Agent") and the Fund (the "Transfer Agency Agreement") (this Agreement, the Advisory Agreements, the Administration Agreement, the Custody Agreement and the Transfer Agency Agreement are herein referred to collectively as the "Fundamental Agreements") and the consummation by the Fund of the transactions contemplated by the Fundamental Agreements will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Fund is a party or by which any of the property or assets of the Fund is bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Declaration of Trust or Bylaws of the Fund or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Fund or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Fund of the transactions contemplated by the Fundamental Agreements or the Automatic Dividend Reinvestment and Cash Purchase Plan (the "Plan"), except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act, the 1940 Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter and the clearance of such offering with the National Association of Securities Dealers, Inc.;

               (j) There are no legal or governmental proceedings pending to which the Fund is a party or of which any property of the Fund is the subject, other than as set forth or contemplated in the Prospectus, which, if determined adversely to the Fund, would individually or in the aggregate have a material adverse effect on the Fund and, to the best of the Fund's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

               (k) The Declaration of Trust and Bylaws of the Fund, the Fundamental Agreements and the Plan comply with the all applicable provisions of the 1933 Act, the 1940 Act and the Advisers Act, and all approvals of such documents required under the 1940 Act by the Fund's shareholders and Board of Trustees have been obtained and are in full force and effect;

               (l) There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Prospectus, other than as described therein;

               (m) The statement of assets and liabilities included in the Registration Statement and the Prospectus presents fairly the financial position of the Fund as at the date indicated and such statement has been prepared in conformity with generally accepted accounting principles;

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               (n) Ernst & Young has certified certain financial statements of the Fund and is an independent public accountant as required by the 1933 Act and the rules and regulations of the Commission thereunder;

               (o) The Fund has timely filed all necessary federal, state and foreign income, franchise and excise tax returns and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the best knowledge of the Fund, might be asserted against the Fund that might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise), earnings or results of operations of the Fund, and all tax liabilities are adequately provided for on the books of the Fund taken as a whole;

               (p) No relationship, direct or indirect, exists between or among the Fund, on the one hand, and the trustees, officers, shareholders, customers or suppliers of the Fund on the other hand, that is required by the 1933 Act or the Securities Exchange Act of 1934, as amended, or by the rules and regulations under either of such Acts to be described in the Registration Statement and the Prospectus that is not so described;

               (q) The Fund has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities;

               (r) The Fund holds and is operating in compliance, in all material respects, with all grants, authorizations, licenses, permits, consents, certificates and orders (including exemptive orders) of and from, and has made all declarations and filings with, all governmental and self-regulatory bodies, courts and other tribunals required for the conduct of its business as presently being conducted ("licenses") and all licenses are valid and in full force and effect; and the Fund is in compliance, in all material respects, with all laws, regulations, orders and decrees applicable to it;

               (s) The Fund maintains insurance of the types and in the amounts that are reasonable or required for the business operated by it, all of which insurance is in full force and effect;

               (t) The Securities have been approved for listing, subject to notice of issuance, on the New York Stock Exchange, and the Fund's Registration Statement on Form 8-A under the Exchange Act is effective;

               (u) Each of the Fundamental Agreements has been duly authorized, executed and delivered by the Fund, and each Fundamental Agreement, except this Agreement, assuming due authorization, execution and delivery by the other parties thereto, and the Plan constitutes the legal, valid and binding obligation of the Fund, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, fraudulent

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

        transfer or other similar laws affecting the rights and remedies of creditors generally and subject to general principles or equity;

               (v) The Fundamental Agreements (other than this Agreement) are in full force and effect and neither the Fund nor, to the Fund's knowledge, any other party to any such agreement is in default thereunder and no event has occurred that with the passage of time or the giving of notice or both would constitute a default thereunder. The Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected;

               (w) The Fund intends to direct the investment of the proceeds of the offering described in the Prospectus in such manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Fund is eligible to qualify as a regulated investment company under Subchapter M of the Code;

               (x) Each officer and trustee of the Fund has entered into agreements with the Fund pursuant to which such persons agree not to offer, sell, or contract to sell, or otherwise dispose of, any Shares beneficially owned by them or any securities convertible into, or exchangeable for, Shares, on or before the 180th day after the date of this Agreement without your prior written consent;

               (y) The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

               (z) There is no statute, regulation, contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required, and all such contracts to which the Fund is a party constitute valid and binding agreements of the Fund and are enforceable against the Fund in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally and subject to general principles or equity;

               (aa) Any advertisement used with the consent of the Fund in the public offering of the Shares pursuant to Rule 482 under the 1933 Act (an "Omitting Prospectus") complies with the requirements of Rule 482, and does not contain an untrue statement of a material fact; and

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

               (bb) The Fund does not own more than 5% of the equity interests of any business entity.

2. REPRESENTATIONS AND WARRANTIES RELATING TO THE INVESTMENT ADVISERS. Each of the Investment Advisers represents and warrants to and agrees with the Underwriter that, with respect to such Investment Adviser:

               (a) Such Investment Adviser has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation with power and authority to own or lease its properties and conduct its business as described in the Prospectus, and has been duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not result in a material adverse effect on the Investment Adviser;

               (b) Such Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act or the rules or regulations thereunder from acting under the applicable Advisory Agreement as an investment adviser to the Fund as contemplated in the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission;

               (c) This Agreement and the applicable Advisory Agreement have been duly authorized, executed and delivered by such Investment Adviser and comply with all applicable provisions of the 1933 Act, the 1940 Act and the Advisers Act. The applicable Advisory Agreement, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Investment Adviser, enforceable against the Investment Adviser in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally and subject to general principles or equity;

               (d) The execution and delivery by such Investment Adviser of, and the performance by the Investment Adviser of its obligations under, this Agreement and the applicable Advisory Agreement do not and will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investment Adviser is a party or by which any of the property or assets of the Investment Adviser is bound or to which any of the property or assets of the Investment Adviser is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Investment Adviser or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Investment Adviser or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by such Investment Adviser of its obligations under this Agreement or the applicable Advisory Agreement, except such consents, approvals,

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

        authorizations, registrations or qualifications as may be required under the 1933 Act, the 1940 Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter and the clearance of such offering with the National Association of Securities Dealers, Inc.;

               (e) There are no legal or governmental proceedings pending to which such Investment Adviser is a party or of which any property of such Investment Adviser is the subject, other than as set forth or contemplated in the Prospectus, which, if determined adversely to the Investment Adviser, would individually or in the aggregate have a material adverse effect on the Investment Adviser and, to the best of the Investment Adviser's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

               (f) Such Investment Adviser holds and is operating in compliance, in all material respects, with all grants, authorizations, licenses, permits, consents, certificates and orders (including exemptive orders) of and from, and has made all declarations and filings with, all governmental and self-regulatory bodies, courts and other tribunals required for the conduct of its business as presently being conducted ("licenses") and all licenses are valid and in full force and effect; and the Investment Adviser is in compliance, in all material respects, with all laws, regulations, orders and decrees applicable to it;

               (g) The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus;

               (h) The applicable Advisory Agreement is in full force and effect and neither the Investment Adviser nor the Fund is in default thereunder and no event has occurred that with the passage of time or the giving of notice or both would constitute a default thereunder;

               (i) All information regarding such Investment Adviser in the Registration Statement and Prospectus, including, without limitation, the description of such Investment Adviser and such Investment Adviser's past performance, does not, and on each Delivery Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such information not misleading; and

               (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business or operations of such Investment Adviser from that set forth in the Prospectus.

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

        3. PURCHASE AND SALE.

        Subject to the terms and conditions herein set forth, (a) the Fund agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Fund at a purchase price per share of [$____], the Firm Securities and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Securities as provided below, the Fund agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Fund at the purchase price set forth in clause (a) of this Section 3, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional securities).

        The Fund hereby grants to the Underwriter the right to purchase at its election up to 750,000 Optional Securities, at the purchase price per share set forth in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised no more than once by written notice from you to the Fund, given within a period of 45 calendar days after the date of this Agreement, setting forth the aggregate amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Delivery Date (as defined in Section 5 hereof) or, unless you otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice.

4.      OFFERING BY THE UNDERWRITER.

        Upon the authorization by you of the release of the Firm Securities, the Underwriter proposes to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

5.   DELIVERY AND PAYMENT

        [Certificates in definitive form] for the Securities to be purchased by the Underwriter hereunder, in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Fund, shall be delivered by or on behalf of the Fund to you, Wheat, First Securities, Inc. Payment of the purchase price for the Securities shall be made by certified or official bank check in next day funds or, at your option, by wire transfer of immediately available funds, all at the offices of Wheat, First Securities, Inc., Riverfront Plaza, 901 East Byrd Street, Richmond, Virginia. If payment is made in immediately available funds, the Fund shall reimburse you, for your cost of delivering immediately available funds, such cost to be computed at a daily rate equal to your cost of overnight borrowings for each day from the Delivery Date to the immediately following business day. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m., Richmond, Virginia time, on [________, 1997] or at such other time and date as you and the Fund may agree upon in writing, and, with respect to the Optional Securities, 10:00 a.m., Richmond, Virginia time, on the date specified by you in your written notice of your election to purchase such Optional Securities, or at such other time and date as you and the Fund may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Delivery Date," such time and date for delivery of the Optional

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

Securities, if not the First Delivery Date, is herein called the "Second Delivery Date," and each such time and date for delivery is herein called a "Delivery Date." Such certificates will be made available for checking and packaging at least 24 hours prior to each Delivery Date at the offices of Wheat, First Securities, Inc. at the address set forth above or such other location that you designate to the Fund.

6.      AGREEMENTS OF THE FUND AND THE INVESTMENT ADVISERS.

        The Fund and each of the Investment Advisers agree with the Underwriter:

        (a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus (or a term sheet as permitted by Rule 434(c)) pursuant to Rule 424(b) or Rule 497(b) under the 1933 Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act; to make no amendment or supplement to the Registration Statement or Prospectus prior to any Delivery Date which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Fund with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information or of the issuance by the Commission of any notice or order pursuant to Section 8(e) of the 1940 Act; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification or of any order pursuant to
Section 8(e) of the 1940 Act, to use promptly its best efforts to obtain its withdrawal;

        (b) Promptly from time to time to take such actions as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Fund shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (c) To furnish the Underwriter with copies of the Notification, Registration Statement and the Prospectus in such quantities as you may from time to time reasonably request during such period following the date hereof that a prospectus is required to be delivered in connection with offers or sales of Securities, and, if the delivery of a prospectus is required during this period and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus to comply with the 1933 Act or the 1940 Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

        (d) As soon as practicable after the effective date of the Registration Statement, to make generally available to its shareholders and to deliver to you, an earnings statement of the Fund, conforming with the requirements of
Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act, covering a period of at least 12 months beginning after the effective date of the Registration Statement;

        (e) For a period of 180 days from the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any securities of the Fund (other than the Securities), without your prior written consent;

        (f) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Fund is listed; and (ii), such additional information concerning the business and financial condition of the Fund as you may from time to time reasonably request;

        (g) To use best efforts to maintain the Fund's qualification as a regulated investment company under Subchapter M of the Code;

        (h) To apply the net proceeds from the sale of the Securities in the manner set forth in the Prospectus under the caption "Use of Proceeds;" and

        (i) To file timely and accurate reports on Form SR with the Commission in accordance with Rule 463 under the 1933 Act or any successor provision.

7.      PAYMENT OF EXPENSES.

        The Fund covenants and agrees with the Underwriter that the Fund will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Fund's counsel and accountants in connection with the registration of the Securities under the 1933 Act and the 1940 Act and all other expenses in connection with the preparation, printing and filing of the Notification, Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or reproducing this Agreement, the Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky Survey; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the cost of preparing stock certificates; (vi) the costs or expenses of any transfer agent or registrar; (vii) 50% of all marketing expenses relating to the development, production, printing, mailing, fulfillment (including, but not limited to, in-bound 1-800 calls) and distribution of any marketing materials used or proposed to be used in connection with the offering of the Securities (the "Marketing Expenses") up to $400,000 and such amounts over and above $400,000 as are jointly approved by the Investment Advisers and the Underwriter and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in Section 9 and
Section 11 hereof, the Underwriter will pay all its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by it and any advertising expenses connected with any offers it may make.

8.      CONDITIONS TO OBLIGATIONS OF UNDERWRITER.

        The obligations of the Underwriter hereunder, as to the Securities to be delivered at each Delivery Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Fund and the Investment Advisers herein are, at and as of such Delivery Date, true and correct, and the condition that the Fund and the Investment Advisers shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

        (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

        (b) Hunton & Williams, counsel for the Underwriter, shall have furnished to you such opinion or opinions, dated such Delivery Date, with respect to the formation of the Fund, the validity of the Securities being issued at such Delivery Date, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

        (c) Kramer, Levin, Naftalis & Frankel, counsel for the Fund, shall have furnished to you their written opinion, dated such Delivery Date, in form and substance satisfactory to you, to the effect set forth in Annex A hereto;

        (d) _______________, counsel for Guinness Flight, shall have furnished to you their written opinion, dated such Delivery Date, in form and substance satisfactory to you, to the effect set forth in Annex B hereto;

        (e) Edwards & Angell, counsel for Dessauer, shall have furnished to you their written opinion, dated such Delivery Date, in form and substance satisfactory to you, to the effect set forth in Annex C hereto;

        (f) At 10:00 a.m., Richmond, Virginia, time, on the date of this Agreement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Delivery Date, Ernst & Young shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Fund contained in the Registration Statement and the Prospectus;

        (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or debt of the Fund or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, of the Fund or the Investment Advisers, or in the investment objectives, investment policies, liabilities, business, prospects or operations of the Fund otherwise than as set forth in the Prospectus, and there have been no transactions entered into by the Fund that are material to the Fund other than those in the ordinary course of its business or as described in the Prospectus, the effect of which, in any such case in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Delivery Date on the terms and in the manner contemplated by the Prospectus;

        (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading of any of the equity securities of the Fund on the New York Stock Exchange; (ii) any United States federal or state statute, regulation, rule or order of any court, legislative body, agency or other governmental authority shall have been enacted, published, decreed or promulgated or any proceeding or investigation shall have been commenced which, in your reasonable judgment, materially and adversely affects the business or operations of the Fund; (iii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market; (iv) a general moratorium on commercial banking activities in New York State declared by either federal or New York State authorities; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if any such event specified in this clause (v) would have such a materially adverse effect, in your reasonable judgment, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Delivery Date on the terms and in the manner contemplated in the Prospectus; or (vi) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your reasonable judgment, makes it inadvisable to proceed with the payment for and delivery of the Securities;

        (i) The Fund shall have furnished to you copies of agreements between the Fund and the trustees and officers of the Fund, in form and content satisfactory to you, pursuant to which such persons agree not to offer, sell, or contract to sell, or otherwise dispose of, any Shares beneficially owned by them or any securities convertible into, or exchangeable for, Shares, on or before the 180th day after the date of this Agreement without your prior written consent;

        (j) The Fund and the Investment Advisers shall have furnished or caused to be furnished to you at such Delivery Date certificates of officers of the Fund and of the Investment Advisers reasonably satisfactory to you as to the accuracy of the respective representations and warranties of the Fund and the Investment Advisers herein at and as of such Delivery Date, as to the performance by the Fund and the Investment Advisers of all of their obligations hereunder to be performed at or prior to such Delivery Date, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request;

        (k) You shall have received on such Delivery Date a certificate from a duly authorized officer of the Custodian certifying that the Custody Agreement is in full force and effect and is the legal, valid, binding and enforceable obligation of the Custodian, assuming that such Custody Agreement is a legal, valid, binding and enforceable obligation of the other party thereto;

        (l) You shall have received on such Delivery Date a certificate from a duly authorized officer of the Administrator certifying that the Administration Agreement is in full force and effect and is the legal, valid, binding and enforceable obligation of the Administrator, assuming that such Administration Agreement is a legal, valid, binding and enforceable obligation of the other party thereto;

        (m) You shall have received on such Delivery Date a certificate from a duly authorized officer of the Transfer Agent certifying that the Transfer Agency Agreement is in full force and effect and is the legal, valid, binding and enforceable obligation of the Transfer Agent, assuming that such Transfer Agency Agreement is a legal, valid, binding and enforceable obligation of the other party thereto; and

        (n) No proceedings shall have been instituted or threatened by the Commission that would adversely affect the Fund's standing as a registered investment company under the 1940 Act or the standing of either Investment Adviser under the Advisers Act.

9.   INDEMNIFICATION AND CONTRIBUTION.

        (a) The Fund and each of the Investment Advisers will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Notification, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; provided, however, that the Fund shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, Prospectus or Notification or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Fund by the Underwriter expressly for use therein; further provided, however, that the indemnity agreement contained in this paragraph with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter if the Underwriter failed to send or give a copy of the Prospectus at or prior to the written confirmation of the sale of the Securities that are the subject thereof to the person asserting any such losses, claims, damages (if such failure was not the result of the Fund's failure to deliver the Prospectus to the Underwriter on a timely basis to permit the Underwriter to so send or give a copy of the Prospectus to such person at or prior to such time) and if the Prospectus did not contain the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

        (b) The Underwriter will indemnify and hold harmless the Fund and each Investment Adviser against any losses, claims, damages or liabilities to which the Fund may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Notification, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Notification or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Fund by such Underwriter through you expressly for use therein; and will reimburse the Fund for any legal or other expenses reasonably incurred by the Fund in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim. The Fund acknowledges that the statements set forth in the last paragraph of the cover page, the first paragraph on the inside front cover page and the first, second, third, and sixth paragraphs under the heading "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Preliminary Prospectus or the Prospectus, and you confirm that such statements are correct.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party may be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified parties unless such firm of attorneys shall have reasonably concluded that one or more indemnified parties has actual differing interests with other indemnified parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the first sentence of this paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

        (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Advisers on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund and the Investment Advisers on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Investment Advisers on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting the total underwriting discount, but before deducting offering expenses) received by the Fund bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Investment Advisers on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Fund, the Investment Advisers and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The obligations of the Fund and the Investment Advisers under this
Section 9 shall be in addition to any liability that the Fund and the Investment Advisers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriter under this
Section 9 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and trustee of the Fund and to each person, if any, who controls the Fund within the meaning of Section 2(a) of the 1940 Act.

10.     REPRESENTATIONS AND INDEMNITIES TO SURVIVE.

        The respective indemnities, agreements, representations, warranties and other statements of the Fund, each of the Investment Advisers and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Fund, or any officer or trustee or controlling person of the Fund, or either of the Investment Advisers, or any officer or director or controlling person of either Investment Adviser, and shall survive delivery of and payment for the Securities.

11.     TERMINATION AND PAYMENT OF EXPENSES.

        If this Agreement shall be terminated pursuant to any of the provisions hereof, or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Fund or either Investment Adviser to comply with the terms or fulfill any of the conditions of this Agreement, the Fund and the Investment Advisers agree to reimburse the Underwriter for all out-of-pocket expenses (including travel expenses, due diligence expenses, and reasonable fees and expenses of counsel) reasonably incurred by it in connection herewith, up to a maximum of $200,000 plus 100% of all Marketing Expenses up to $400,000 and such amounts over and above $400,000 as are jointly approved by the Underwriter and the Investment Advisers.

12.     NOTICES.

        All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriter shall be sufficient in all respects if delivered or sent by reliable courier, first class mail, telex or facsimile transmission to Wheat, First Securities, Inc., at Riverfront Plaza, 901 East Byrd Street, Richmond, Virginia 23219, Attention: Corporate Finance Department; if to the Fund and the Investment Advisers shall be sufficient in all respects if delivered or sent by reliable courier, first class mail, telex, or facsimile transmission to the address of the Fund set forth in the Registration Statement, Attention:
____________. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.     SUCCESSORS.

        This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Fund and the Investment Advisers and, to the extent provided in Sections 9 and 10 hereof, the officers and trustees of the Fund and each person who controls the Fund, the Underwriter or either Investment Adviser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.     TIME OF THE ESSENCE.

        Time shall be of the essence in this Agreement.

15.     BUSINESS DAY.

        As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

16.     APPLICABLE LAW.

        This Agreement shall be construed in accordance with the laws of the State of New YORK, without regard to the conflicts of law provisions thereof.

17.     CAPTIONS.

        The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

18.     COUNTERPARTS.

        This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Fund, Dessauer and Guinness Flight.

                                       Very truly yours,


                                       THE DESSAUER GLOBAL EQUITY FUND


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:



                                       DESSAUER ASSET MANAGEMENT, INC.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:



                                       GUINNESS FLIGHT INVESTMENT
                                       MANAGEMENT LIMITED


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

Accepted as of the date hereof at Richmond, Virginia:

WHEAT, FIRST SECURITIES, INC.


By:
   -------------------------------
   Name:
   Title: